UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2007

GOAMERICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-29359	22-3693371

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 HACKENSACK AVENUE, HACKENSACK, NJ 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (201) 996-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        On November 14, 2007, GoAmerica, Inc. issued a press release relating to its earnings for the quarter ended September 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

        The following exhibit is submitted with this Current Report on Form 8-K:

Exhibit 99.1	November 14, 2007 Press Release of GoAmerica, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOAMERICA, INC.

By:	/s/ Donald Barnhart
Donald Barnhart Chief Financial Officer

Dated: November 15, 2007

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT: In connection with the proposed acquisition of the assets of Verizon’s TRS division, the proposed acquisition of Hands On and the proposed equity financings related thereto, GoAmerica, Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. Investors and stockholders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. GoAmerica’s stockholders and other interested parties also may obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail to the Registrant at 433 Hackensack Avenue, Hackensack, New Jersey 07601, or by telephone to (201) 996-1717.

GoAmerica and its directors and officers may be deemed to be participants in the solicitation of proxies from GoAmerica’s stockholders with respect to the proposed transactions. Information about GoAmerica’s directors and officers and their ownership of GoAmerica common stock is set forth in the GoAmerica proxy statements and Annual Reports on Form 10-K and 10-K/A, previously filed with the SEC, and is set forth in the proxy statement relating to the proposed transactions.

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	November 14, 2007 Press Release of GoAmerica, Inc.